Form L1
Guidance Notes available

MEMORANDUM OF LEASE

CERTIFICATES OF TITLE BEING LEASED

THE WHOLE OF THE LAND COMPRISED IN CERTIFICATE OF TITLE REGISTER BOOK VOLUME 5002 FOLIO 183 BEING KNOWN AS UNIT 5, 13 – 15 KING WILLIAM ROAD, UNLEY.

ESTATE AND INTEREST

IN FEE SIMPLE

ENCUMBRANCES

MORTGAGE TO WESTPAC BANKING CORPORATION 7628277

LESSOR (Full name and address)

UNITED INVESTMENTS PTY LTD
A.B.N. 13 001 361 342
C/- DOLSO CONSTRUCTIONS PTY LTD
53 – 55 ANZAC STREET
GREENACRE NSW 2190
(FORMERLY C/- BARCLAYS, 75 KING STREET, SYDNEY NSW 2000)

LESSEE (Full name, address and mode of holding)

SEED GENETICS INTERNATIONAL PTY LTD
ABN 44 061 114 814
138 GREENHILL ROAD
UNLEY SA 5061

TERM OF LEASE

COMMENCING ON THE 1ST MARCH 2013

EXPIRING ON THE 28TH FEBRUARY 2018

TOGETHER WITH ONE RIGHT OF RENEWAL FOR THREE (3) YEARS THEREAFTER

Initials [signature] X bg

RENT AND MANNER OF PAYMENT (OR OTHER CONSIDERATION)

BASE RENTAL: 1/3/13 – 28/2/14

UNIT 5:
FIFTY ONE THOUSAND DOLLARS ($51,000-00) PLUS GST PER ANNUM payable in equal calendar monthly instalments of FOUR THOUSAND TWO HUNDRED AND FIFTY DOLLARS ($4,250-00) PLUS GST due and payable on the first day of each month, always in advance.

7 ALLOCATED CAR PARKS:
Seven Car Parks at a rental of FOUR THOUSAND EIGHT HUNDRED AND SEVENTY FIVE DOLLARS 60 CENTS ($4,875-60) PLUS GST PER ANNUM payable in equal calendar monthly instalments of FOUR HUNDRED AND SIX DOLLARS 30 CENTS ($406-30) PLUS GST per calendar month. This rental is due and payable on the first day of each month, always in advance.

OPERATIVE CLAUSE

The Lessor LEASES TO THE LESSEE the land *ABOVE / ~~HEREINAFTER~~ described and the LESSEE ACCEPTS THIS LEASE of the land for the term and at the rent stipulated, subject to the covenants and conditions expressed *herein / ~~in Memorandum No.~~ ____________________ and to the powers and covenants implied by the Real Property Act 1886 (except to the extent that the same are modified or negatived below).

*Delete the inapplicable

DEFINE THE LAND BEING LEASED INCORPORATING THE REQUIRED EASEMENT(S) ETC.

NIL

IT IS COVENANTED BY AND BETWEEN THE LESSOR AND THE LESSEE as follows:
(Covenants, where not deposited, to be set forth on insert sheet(s) and securely attached)

COVENANTS OF LEASE

GENERAL

1.1 Interpretation

In this Lease unless inconsistent with or repugnant to the context and notwithstanding any previous more limited meaning:-

1.1.1 "accounting period" means each period of 1st July to 30th June during the term of this Lease.

1.1.2 "the building" means all improvements now or hereafter erected on the land and includes all air conditioning, fire protection and other plant, machinery and equipment and all fixtures and fittings therein of the Lessor and all conveniences, amenities and appurtenances thereof and the common areas;

1.1.3 "the common areas" means those parts of the building not leased to any party and from time to time set aside by the Lessor and used as access and egress entrances, corridors, toilets, stairways and other like areas, appurtenances and conveniences of and in relation to the building;

1.1.4 "the land" shall mean the whole of the land comprised in the Certificate of Title referred to in the FIRST SCHEDULE hereto;

1.1.5 "the Lessee" shall mean the person or body corporate referred to in the SECOND SCHEDULE hereto;

1.1.6 "the Lessor" shall mean the person or body corporate referred to in the THIRD SCHEDULE hereto;

1.1.7 "the Lessor" and "the Lessee" respectively include:-

1.1.7.1 if a natural person his heirs, executors, administrators and assigns;

1.1.7.2 if two or more persons those persons jointly and severally and their respective executors, administrators and assigns;

1.1.7.3 if a body corporate its successors and assigns;

1.1.7.4 if two or more bodies corporate those bodies corporate jointly and severally and their respective successors and assigns;

1.1.7.5 if a person or persons or person and a body corporate or bodies corporate that person or those persons and that body corporate or those bodies corporate jointly and severally and their respective heirs, successors and assigns as the case may be;

1.1.8 "the premises" means that portion of the building hereby leased and all fixtures, fittings, plant, machinery and equipment of the Lessor now or hereafter installed therein and any part of the foregoing;

1.1.9 "term" includes as well as the period mentioned above any extensions or renewals thereof and any shorter period arising upon sooner determination of such period pursuant to the powers or covenants herein contained and any period during which the Lessee holds over pursuant to the provisions herein contained;

1.1.10 words importing the singular shall embrace the plural and words importing the masculine gender shall embrace the feminine or neuter genders and vice versa respectively;

1.1.11 any reference to a person shall be deemed to include a corporate body and vice versa;

1.1.12 references to a statute include all amendments for the time being in force and any other statute enacted in substitution for and the regulations, by-laws or other orders for the time being made under that statute;

1.1.13 all moneys payable by the Lessee to the Lessor under this Lease shall be recoverable as a debt or as rental in arrear and if no date or time for payment is specified shall be payable on demand;

1.1.14 headings are for convenience of reference only and shall not affect the construction or interpretation of the covenants of this Lease.

1.2 Severance

In the event of any part of this Lease being or becoming void or unenforceable then that part shall be severed from this Lease to the intent that all parts that shall not be or become void or unenforceable shall remain in full force and be unaffected by any severance.

1.3 General Rights and Reservations

The premises are hereby leased together with the right to the Lessee to use in common with the Lessor and all others lawfully entitled so much of the common areas as shall be made available by the Lessor but reserving unto the Lessor and the parties claiming through or authorised by it the right to install, maintain, use, repair, alter and replace pipes, ducts, conduits and wires in or through the premises and to pass and run water, air, electricity, sewerage, drainage, gas and other services through such pipes, ducts conduits and wires and to enter upon the premises for such purpose PROVIDED THAT in exercising such rights as are aforesaid the Lessor shall not interfere with the Lessee in its use and occupation of the premises more than is reasonably necessary.

LESSEE'S COVENANTS

2. The Lessee hereby covenants and agrees with the Lessor as follows:-

2.1 To Pay Rent

To pay the said rental without any deduction or abatement whatsoever at the time and in the manner aforesaid to the Lessor at such address as the Lessor may in writing stipulate and in such manner to such person as the Lessor or the Lessor's agent may in writing from time to time require.

2.2 Permitted Use

Not at any time during the term to use or occupy the premises or any part thereof or suffer the same to be used or occupied for any residential illegal or immoral purpose or without the prior written consent of the Lessor for any purpose other than that of the permitted use and subject to the restrictions on use, if any, set forth in the FOURTH SCHEDULE hereto.

2.3 Pay or Contribute to Statutory Charges and Outgoings

The Lessee shall pay as and when the same fall due the following rates, taxes, charges, assessments, impositions and outgoings assessed or levied in respect of the premises during each accounting period PROVIDED THAT if the term commences or ends during an accounting period then the same shall be equitably apportioned by the Lessor according to time:-

2.3.1 all SA Water Department rates including excess water consumption charges;

2.3.2 Council rates;

2.3.3 Maintenance contributions or levies charged by the Body Corporate or its Managers against the demised premises including levies for premiums payable for policies of insurance effected by the Body Corporate and any other recurring charges which after the commencement of this Lease might be assessed upon the demised premises or incurred in the proper management of the demised premises AND if the term or any portion of the term does not coincide with any period to which any such assessment or levy applies then the same shall be apportioned between the Lessor and the Lessee so that the Lessee is not liable for the proportion which is outside the period of the term.

2.3.4 All reasonable costs (inclusive of wages) or management control and administration of the building of which the Demised Premises comprise a portion thereof;

2.3.5 In the event of a goods and services tax, value added tax, service added tax or such like tax charge levy or other imposition upon the value of goods or services supplied or payments made or received on account thereof being introduced by the Commonwealth or State or both Governments and being applicable to rental and/or other payments payable pursuant to a Lease then the amount of all such tax levy or imposition so payable.

2.3.6 the cost of Emergency Services Levy

2.3.7 all rates, statutory charges, assessments, duties, impositions and fees of any public, municipal or government body, authority or department;

PROVIDED ALWAYS that in the event that such rates, taxes, charges, assessments, impositions and outgoings shall not be separately levied assessed charged or incurred in respect of the premises then the Lessee shall pay such proportion or percentage as is set forth in the FIFTH SCHEDULE hereto of such rates, taxes, charges, assessments, impositions and outgoings as the same are assessed or levied in respect of the whole of the land of which the premises form part SAVE THAT notwithstanding anything to the contrary herein contained (and unless prohibited by section 34(1) of the Retail & Commercial Leases Act 1995) the Lessor at the entire discretion of the Lessor shall be entitled to apportion the Lessee's liability to contribute to SA Water rates and Council rates on the basis of the apportionment established, struck or recommended in respect of the premises by the relevant rating authority or in the alternative in accordance with the proportion that the rental in respect of the premises bears towards the total rental income of the land AND FURTHER PROVIDED THAT in the event of the Lessor undertaking building works upon the land that will upon completion reduce or increase the net lettable area upon the land, the Lessee's liability to make payment of such rates, taxes, charges, assessments, impositions and outgoings shall be varied as from the date of completion of such building works so that the same shall be in accordance with the proportion that the net lettable area of the premises bears towards the total net lettable area of the land AND IN ALL CASES the Lessee will make payment on account of the obligation contained in this clause within fourteen (14) days of written demand being made by the Lessor.

2.4 Assignment of Other Parting with Possession of Lease Agreement and/or Premises

2.4.1 Not to assign, transfer, demise, underlet, mortgage or otherwise part with the possession (whether by licence or otherwise) of the premises or any part thereof for the whole or any part of the term without the prior written consent of the Lessor which consent may be withheld in the absolute discretion of the Lessor where:-

2.4.1.1 the proposed assignee proposes to change the permitted use to which the premises are put; or

2.4.1.2 the proposed assignee is unlikely to be able to meet the financial obligations of the Lessee under this Lease; or

2.4.1.3 the proposed assignee's retailing skills are inferior to those of the Lessee; or

2.4.1.4 the Lessee has not complied with the Lessor's procedural requirements for obtaining consent, namely:-

2.4.1.4.1 suitable documentation is produced by the Lessee to the Lessor evidencing the nature, character, reputation, financial standing and business experience of the person or body corporate to whom it is proposed to assign, transfer, demise or sub-let;

2.4.1.4.2 that any contract, deed, agreement or other document evidencing the need to request consent to an assignment, transfer, demise, under-lease, mortgage or such other transaction relating to the premises or any part thereof shall, at or prior to the Lessee seeking the Lessor's consent to such assignment, transfer, demise, under-lease, mortgage or other transaction be forwarded to the solicitors for the Lessor;

2.4.1.4.3 such reasonable costs as are incurred by the Lessor in satisfying the Lessor as to the Lessee's compliance with this clause and all other reasonable costs necessary or incidental to the granting or otherwise of the Lessor's consent shall be borne by the Lessee and such reasonable costs shall be deemed to include the preparation and stamping of such documents as the Lessor may require to be prepared in order to embody the terms, conditions and stipulations of such consent;

2.4.1.4.4 the consent of the Lessor shall be embodied in such deed or agreement as the Lessor or the solicitors for the Lessor shall require the Lessee and the proposed assignee to enter into and which deed or agreement shall contain such provisions, covenants and stipulations as shall be required by the Lessor or the solicitors for the Lessor.

2.4.2. Notwithstanding anything in clause 2.4.1 of this Lease to the contrary, the Lessor may withhold the consent required by clause 2.4.1 of this Lease in the absolute discretion of the Lessor where:-

2.4.2.1 consent of the Lessor is requested to the grant of a sub-lease, licence or concession for the whole of a part of the premises; or

2.4.2.2 consent of the Lessor is requested to the Lessee parting with possession of the whole of the premises; or

2.4.2.3 consent of the Lessor is requested to the Lessee mortgaging or otherwise charging or encumbering the Lessee's interest in this Lease; and

2.4.2.4 the Lessor hereby consents to any existing mortgages or charges over the Lessee's property in place as at the commencement date of this lease.

2.5 To Comply with Statutes, Regulations, Etc.

At the Lessee's own expense to comply in all respects with the statutes, regulations, statutory rules, orders, by-laws and other provisions having the force of law and for the time being and from time to time in force relating to the premises or any part thereof and its use by the Lessee provided that the Lessee shall not pursuant to this clause be required to undertake any structural and capital alterations unless rendered necessary by any act or omission on the part of the Lessee or his servants, contractors or agents.

2.6 Prohibited Behaviour

Not to keep any dog (apart from a watch dog providing that the written consent of the Lessor has first been had and obtained) or other animal or bird on the premises and not at any time during the term to use, exercise, carry on or permit to be used, exercised or carried on in the premises or any part thereof any art, trade, business or occupation which may be noisy, noxious, dangerous or offensive, not to permit anything to be done which may be or become a nuisance, danger or annoyance to adjoining occupiers or land owners provided that the use set out in clause 2.2 of this Lease shall not be deemed to be prohibited by this clause.

2.7 Not to Prejudice Insurance Cover

Not at any time during the term to knowingly do or suffer to be done anything whereby any policy of insurance effected on the premises or in any part thereof may be vitiated, invalidated or become void or voidable or whereby an increased premium may become payable in respect thereof.

2.8 To Produce Certificates of Currency of Insurance Etc.

To produce to the Lessor as and when required by the Lessor the policies of insurance referred to in clauses 4.8 and 4.9 of this Lease and from time to time certificates of currency and receipts for the payment of the premiums in respect of such policies of insurance but no more than once every 12 months.

2.9 Prohibition Against Structural Alterations

Not to make or suffer to be made any alteration or addition of a structural nature to the premises or any part thereof or to any water, gas, electricity, air conditioning, heating or cooling or any other apparatus or service within the premises nor to erect partitions or shelves or insert nails, screws or other fittings upon or into the walls of the premises without the prior written consent of the Lessor not to be unreasonably withheld who may require as a condition to the giving of the Lessor's consent that the alterations or additions be executed at the cost of the Lessee under the supervision of a competent architect.

2.10 To Give Notice of Defect or Damage

To give the Lessor prompt notice in writing of any accident to or defect or want of repair in any service to or fittings of the premises and of any other circumstances likely to be or to cause danger, risk or hazard to the premises.

2.11 To Paint

Within three months prior to the expiration of the term the Lessee at the expense of the Lessee shall carry out such painting and other maintenance operations as may be reasonably required by the Lessor to the interior painted surfaces of the premises and furthermore shall prior to the expiration of the term paint such surfaces of the interior of the premises including ironwork, woodwork and brickwork as were painted at the commencement of the term and shall so paint in colour or colours and quality as specified by the Lessor and to the reasonable satisfaction of the Lessor.

2.12 Pest Extermination

To take all proper precautions to keep the premises free of rodents and vermin and will if so required by the Lessor but at the cost of the Lessee employ from time to time or periodically pest exterminators for that purpose.

2.13 To Keep and Maintain Building Fixtures and Fittings Etc.

To keep the building and all fixtures and fittings therein including windows, doors, doorknobs, glass, locks and keys and all fastenings and internal fixtures and fittings in the same good and substantial repair, order and condition as they were in at the commencement of this Lease (damage due to earthquake, flood, storm, tempest, fire, soil subsidence and fair wear and tear excepted) and to maintain all carpets and other floor coverings in good order and each five years or within such longer period as may be approved by the Lessor replace any carpet installed within the premises and to replace floor coverings within 60 days of such damage and to replace all globes and fluorescent lighting tubes and other electrical fittings which may become worn out or defective PROVIDED THAT nothing in this sub-clause shall be construed so as to impose an obligation upon the Lessee to keep or render up the premises in a superior condition to that prevailing at the date of commencement of this Lease nor to require the Lessee to undertake any structural repairs or maintenance as may be required to make good any damage resulting from the wilful, reckless or negligent acts or omissions of the Lessor or the Lessor's servants, agents, employees and invitees.

2.14 To Yield up Premises upon Expiry of Lease

At the expiry or other determination of this Lease to deliver up the premises to the Lessor in such state and condition as shall be in accordance with the Lessee's obligations herein contained.

Removal of Fixtures, Fittings and Make Good:
Unless otherwise agreed by the parties in writing the Lessee must prior to the expiration of the term remove all partitions, alterations or additions installed or made by the Lessee and make good any damage to the premises (including floors, carpets, walls and ceilings) caused by such removal. Where the term of this Lease shall be determined prior to the expiration of the term the Lessee must effect such removal and make good any such damage within a reasonable time after such determination.

If the Lessee shall not have completed such removal and making good on the expiration of the term of this Lease (or in the case of the determination of the term of this Lease within a reasonable time after such determination) then (without prejudice to any other rights of the Lessor) the Lessor may remove and store such partitions, alterations or additions as the Lessee shall have failed to remove and the Lessee must repay on demand all reasonable costs and expenses incurred by the Lessor in so doing.

The Lessor may alternatively elect not to effect such removal in which case the Lessor shall by notice in writing given to the Lessee notify the Lessee that unless the Lessee shall have effected such removal within fourteen (14) days of the date on which such notice is given such partitions, alterations or additions as have not been removed by the Lessee shall be forfeited to the Lessor and where the Lessee fails to comply with such notice such partitions, alterations and additions shall at the expiration of such fourteen (14) day period become the absolute property of the Lessor.

Until such time as the Lessee has removed the Lessee's partitions, alterations and additions and has made good the premises to the satisfaction of the Lessor (acting reasonably) or the date upon which the same have been forfeited to the Lessor pursuant to the preceding subclause (whichever is the earlier) ("the compliance date"), the Lessee must pay by way of damages to the Lessor an amount which represents the rental payable immediately prior to the expiration or termination of this Lease calculated on a daily basis multiplied by the number of days between the compliance date and the date of expiration or termination of this Lease.

2.15 Prohibition against Advertising Signs

Not to paint, colour, affix, place or exhibit any sign, advertisement or notice on the premises other than on the exterior surfaces of any windows upon the premises without the prior written consent of the Lessor which consent shall not be unreasonably or capriciously withheld.

2.16 Removal of Advertising Signs

At the expiry or other determination of this Lease to remove any signs, advertisements or notices attached, painted, displayed or affixed upon or within the premises and to make good any damage or disfigurement caused by signs so attached, painted, displayed or affixed or the subsequent removal thereof.

2.17 Reservation of Lessor's Right to Inspect

At all reasonable times during the term to permit the Lessor and the Lessor's agents, architects, builders and servants to enter upon the premises to view the condition thereof.

2.18 Payment of Service Charges

To pay all charges in respect of gas, electricity, electric power, telephone rentals and calls and for excess water that may be imposed or assessed for or in respect of the premises occupied by the Lessee.

2.19 Reservation of Lessor's Right to Enter to Carry Out Repairs

To permit the Lessor at all reasonable times and on reasonable notice to enter and carry out repairs and renovations or alterations to the premises or any other part thereof in compliance with the Lessor's obligations herein contained provided that the Lessor shall do so in such manner as will cause minimum inconvenience to the Lessee and the Lessee's business conducted on the premises and the invitees thereof or to remedy any default by the Lessee in the performance or observance of any of the covenants, terms and conditions herein contained to be performed or observed by the Lessee.

2.20 To Pay Costs and Expenses of Default

To pay to the Lessor as soon as the Lessor has incurred or expended the same all moneys, costs, charges and expenses which the Lessor may incur or expend in consequence of any default by the Lessee in the performance or observance of any of the covenants, terms and conditions herein contained to be performed or observed by the Lessee PROVIDED ALWAYS that in the event of the Lessee being habitually or continuously in default of any one or more covenants, agreements or stipulations of this Lease the Lessee shall also pay to the Lessor all reasonable management, collection, bailiff, solicitor and agent costs incurred as a consequence of or incidental to the need to police and seek rectification of such habitual or continuous default or defaults.

2.21 Interest Payable on Arrears

Without prejudice to the rights, powers and remedies of the Lessor the Lessee shall pay to the Lessor interest at the rate referred to in the SIXTH SCHEDULE hereto any moneys due and unpaid fourteen (14) clear days after the same fall due and payable by the Lessee to the Lessor on any account whatsoever pursuant to this Lease with such interest to be computed from the due date for the payment of such moneys until payment in full and to be recoverable in like manner as rent in arrears.

2.22 Return Keys upon Yielding Up

Upon the determination of this Lease to return to the Lessor all keys of the premises as shall be in the Lessee's possession or under the Lessee's control and shall not permit such keys at any time to come into the possession or control of any person other than the Lessee, his servants or agents.

2.23 Reservation of Lessor's Right to Advertise Premises

During the period of six months immediately preceding the termination of this Lease to permit the Lessor to affix and retain without interference upon any part of the premises a notice for the reletting of the same and during such period to permit persons with authority from the Lessor to view the premises at reasonable times of the day.

2.24 Release of Lessor from Liability

To occupy, use and keep the premises at the risk of the Lessee and the Lessee hereby releases to the full extent permitted by law the Lessor and the Lessor's servants, agents and contractors from any and all claims, demands, damages or injury occurring on the premises excepting where deriving from any wilful or negligent act or omission of the Lessor or any servant, agent or contractor of the Lessor and the Lessee expressly agrees that the Lessor shall have no responsibility or liability whatsoever for any loss or damage to fixtures, fittings, plant and equipment, stock-in-trade or personal property of the Lessee unless such claims, demands, damages or injury arise as a result of the wilful or negligent acts of the Lessor or the Lessor's servants, agents or contractors and to indemnify the Lessor from and against all and any actions, claims, demands, losses, damages, costs and expenses to which the Lessor shall or may be or become liable in respect of or arising from loss or damage or injury to property or person wheresoever situated occuring within the premises caused by the act, omission, neglect or default of the Lessee or by the use of the premises by the Lessee or any such servant, agent, sub-tenant, licensee or invitee.

2.25 To Pay Costs of Lease Agreement and Stamping

Where the Demised Premises constitute a retail shop as defined pursuant to the Retail Shop Leases Act 1995 as amended, Section 3 the Lessee shall make payment to the Lessor, or if the case shall require, reimburse to the Lessor on account of legal costs and disbursements associated with the preparation of this lease in manner following:-

2.25.1 all stamp duty payable on this lease;

2.25.2 all fees payable to the Registrar General for the registration of this lease pursuant to the terms of the Real Property Act, 1886 as amended;

2.25.3 in the event of the Lessee requiring registration of this lease, all costs associated with the preparation and deposit with the Registrar General of a plan for lease purposes; and,

2.25.4 one half of all legal costs and other disbursements incurred by the Lessor in instructing the Lessor's solicitors to prepare, stamp and if necessary, register this lease including the cost of procurement of the consent of any mortgagee to the grant of this lease and production of the duplicate Certificate or Certificates of Title in order to register this lease PROVIDED ALWAYS that the legal costs in the preparation, stamping and registration of this lease shall be those costs as specified from time to time pursuant to the Supreme Court Rules, Fourth Schedule of Costs and PROVIDED FURTHER that the Lessor shall be entitled to recover from the Lessee:-

(a) such additional legal fees and disbursements which arise as a consequence of the unreasonable actions or omissions on the part of the Lessee after the lease is presented for signing wherein the Lessee fails refuses or delays in signing or returning the lease or seeks to negotiate amendments thereto subsequent to initially agreeing to those matters sought to be amended or having failed to seek amendment of such matters at the time of a copy of these lease covenants having been provided to the Lessee pursuant to the terms of Section 11 of the Retail & Commercial Leases Act 1995 as amended; or,

(b) all the legal fees and disbursements in the event of the Lessee concluding an agreement to enter into a lease but subsequently refusing to continue with or to sign this lease.

2.26 Lessee to Conduct Trade to a Standard

The Lessee will at all times conduct or cause to be conducted the trade, calling, business, profession or service being the permitted use upon the premises in good faith in a reputable manner and as the case shall require in a tradesmanlike or businesslike or professional manner and will at all times open the premises and keep the premises open for trade in the permitted use during the normal trading hours of the locality or as may be gazetted pursuant to the Shop Trading Hours Act 1977 as amended or any further amendment or replacement of the said Act and in the event of the land comprising of more than six individual commercial tenancies to open and to stay open for trade in the permitted use during such hours and in accordance with such hours as are specified by the Lessor from time to time pursuant to the rules and regulations made pursuant to the provisions and powers in that regard contained in this Lease.

2.27 Use of Facilities

The Lessee shall be allowed use of the lavatories upon the land and the Lessee shall not use or permit or suffer to be used the lavatories, toilets, sinks, drainage and other plumbing facilities in the premises for any purposes other than those for which they were constructed or provided and no sweepings, rubbish or other matter shall be deposited therein and any damage or blockage thereto caused by the Lessee's misuse shall be made good by the Lessee forthwith or may be made good by the Lessor at the expense of the Lessee PROVIDED ALWAYS that in the event of the Lessor considering it appropriate for the Lessor to take remedial action the failure to first serve notice on the Lessee alleging such defect and breach on the part of the Lessee shall not be a bar to the Lessor seeking to recover from the Lessee the costs and expenses of such repairs and remedial works.

2.28 Responsibility in Relation to Air Conditioning Plant Installed by Lessee

In the event of the Lessee receiving from the Lessor consent to install air conditioning plant and equipment or any other plant and equipment for the purpose of ventilation, cooling or heating and including any associated ducting the Lessee shall install such plant and equipment in such manner as may be specified and required by the Lessor or the Lessor's architects and engineers (and in which regard the Lessee shall meet payment of all costs and charges reasonably incurred by the Lessor to its architects and engineers) and will construct an overflow removal system from the air refrigeration or heating unit in such manner as may be specified by the Lessor or the Lessor's architects and engineers so as to remove overflow of water as may be specified PROVIDED ALWAYS that in the event that the Lessee shall fail or neglect to so construct a water overflow system as specified the Lessor shall be entitled to construct such system at the entire expense of the Lessee AND FURTHERMORE the Lessee shall be liable to make good and pay compensation to the Lessor in respect of any loss, damage or injury caused to the property of the Lessor or any other person by reason of the failure of the Lessee to comply with such requirements.

LESSOR'S COVENANTS

3. The Lessor hereby covenants and agrees with the Lessee as follows:-

3.1 Quiet Possession

The Lessee paying the rent hereby reserved and observing and performing the several covenants, agreements and stipulations herein contained shall peaceably hold and enjoy the premises during the term without any interruption by the Lessor or any person rightfully claiming under or in trust for the Lessor.

3.2 Removal of Lessee's Fixtures, Fittings Etc.

The Lessee shall be at liberty at any time prior to the expiration of the term to take down, dismantle, remove and carry away from the premises all counters, shelving, partitions, fittings, plant and equipment placed or installed on the premises by the Lessee provided that the Lessee shall make good all damage which may be caused to the premises or to any of the Lessor's internal fixtures of fittings by or in the course of such taking down, dismantling and removal and without limiting such obligation will paint such damaged areas or surfaces with at least one coat of paint in a colour to be approved by the Lessor.

3.3 To Pay Statutory Charges

That the Lessor shall pay and discharge as and when the same shall become due all Council rates (if billed to the Lessor) and SA Water rates assessed or applied in respect of the land.

MUTUAL COVENANTS AND AGREEMENTS

4. PROVIDED ALWAYS and it is hereby agreed and declared between the Lessor and the Lessee as follows:-

4.1 Entitlement of Lessor to Re-Enter

That if the rent hereby reserved or any part thereof shall at any time be unpaid for fourteen (14) days after payment has been formally demanded by the Lessor or if the Lessee's covenants or any of them shall not be performed or observed or if the Lessee goes into liquidation save for the purpose of reconstruction or amalgamation or has an Official Receiver, Trustee in Bankruptcy or Manager appointed or if the Lessee makes any assignment for the benefit of creditors or enters into any agreement or makes any arrangements with creditors for liquidation of the Lessee's debts by composition or otherwise or permits or suffers any distress or process of execution to be levied upon the Lessee then in any of the said cases the Lessor may at any time thereafter re-enter upon the premises or any part thereof in the name of the whole and thereupon the term shall absolutely determine but without prejudice to the right of action or remedy of the Lessor in respect of any antecedent breach of the Lessee's covenants.

4.2 Monthly Tenancy upon Holding Over

That if the Lessee holds the premises with the express or implied permission of the Lessor after the expiration or sooner determination of the term the Lessee shall be deemed to hold the premises as a tenant from month to month and shall hold the premises subject to all the covenants, agreements and conditions hereinbefore contained so far as the same shall be applicable to a monthly tenancy and the tenancy so constituted may be determined by one month's notice to quit on either side which may be given so as to expire at any time.

4.3 Lessor to be Released from Certain Liabilities

The Lessor will not be responsible for any damage to the premises or any part thereof or to any property whether belonging to the Lessee or contained in or about the premises which shall at any time during the continuance of the Lease be caused by storm, tempest, water overflowing or electricity or gas or other things escaping unless the same shall be as a result of the fault of the Lessor or of any agent, servant or other tenant, lessee or sub-lessee of the Lessor or any of them nor shall the Lessor be responsible for damage or loss sustained by the Lessee in consequence of any act or default whether wilful or negligent of any caretaker or other servant or workmen employed by the Lessee at the building nor shall the Lessor be liable for any loss or damage sustained by the Lessee or any person claiming through the Lessee or any other person in the building which may be occasioned by or as the result of any defect in any of the passages or stairways in the building or in any convenience, fixtures, fittings, services or appliances installed or built by the Lessee with or without the permission of the Lessor upon the premises or in the building.

4.4 Accidental Damage or Destruction of Premises

That is during the term the premises or any part thereof are destroyed or damaged by storm, tempest, lightning, fire, earthquake, riot or explosion or any other disabling cause so as to render them wholly or partially unfit for occupation and use and the insurance policy or policies effected in respect thereof shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of some act or default or negligence of the Lessee then the whole or a fair proportion of the rent shall be suspended until the premises shall be again rendered fit for occupation and use PROVIDED HOWEVER that in the case of the parties failing to agree in respect thereof the adjustment of rent shall be fixed by a licensed land valuer who shall be appointed in the manner provided for in clause 4.12 of this Lease and who in so fixing the adjustment shall act as an expert and not as an arbitrator and accordingly the provisions of the Arbitration Act 1891 as amended from time to time shall not apply. If this Lease is terminated pursuant to Section 40(1)(c) or Section 40(1)(d) of the Retail Shop Leases Act 1995, then such termination shall be without prejudice however to the Lessor's rights and remedies in respect of any antecedent breach of the Lessee's covenants herein contained or to the recovery of any rent in respect of any period prior to the date of such determination. The fees of any licensed land valuer who may be appointed pursuant to this clause are to be borne by the parties equally.

4.5 Manner of Service of Notices

That in addition to any other lawful means of service any notices required to be served hereunder shall be sufficiently served by either party if delivered or posted to the recipient's address hereinbefore appearing or the recipient's last known business address. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent notwithstanding that the notice is returned to the sender undelivered by the postal authorities. Any notice served by the Lessor upon the Lessee shall be valid if the same shall be signed by any one of the Lessor or by a solicitor acting on behalf of the Lessor.

4.6 Acknowledgement that this Memorandum Contains the Whole Agreement

That the Lessee ACKNOWLEDGES AND DECLARES that no promise, representation, warranty, assurance or undertaking has been given by the Lessor in respect of the suitability of the premises for any purpose to be carried on therein or to fittings, finish, fixtures, facilities and amenities of the premises otherwise than those contained in this Lease.

4.7 Waiver not to be Prejudicial to Future Claims of Lessor

That no waiver by the Lessor of any breach of any covenant, obligation or provision in this Lease expressed or implied shall operate as a waiver of another breach of the same or any other covenants, obligations or provisions in this Lease contained or implied.

4.8 Plate Glass Insurance

The Lessee shall insure and shall at all times keep on foot an insurance policy or policies against the risk of breakage or damage to plate and other glass, plate glass frame, transom and front door or roller grille upon the premises for not less than the full replacement value of such plate and other glass and providing such cover against the risk of damage or breakage by fire, storm, tempest, burglary, vandalism and any form of impact whatsoever and to so insure in the in the name of the Lessee noting the interest of the Lessor PROVIDED ALWAYS that in the event of the Lessor placing on foot such a policy against the risk of such damage to plate and other glass upon the whole of the land the Lessee shall indemnify the Lessor if so required pursuant to the provisions contained in clause 2.3 of this Lease on account of the cost of taking out such insurance cover.

4.9 Public Liability Insurance

The Lessee shall insure and shall at all times keep on foot an insurance policy against liability for any damage occasioned to any person by way of bodily injury or property damage that could occur as a result of such person or property coming on to or into the premises PROVIDED ALWAYS that the Lessee shall keep on foot such policy or policies as is or are necessary to cover both the liability of the owner and the occupier with each such policy to afford a cover of not less than TEN MILLION DOLLARS ($10,000,000-00) in respect of any one claim AND PROVIDED ALWAYS that in the event of the Lessor placing on foot such a policy against the risk of the owner's liability the Lessee shall indemnify the Lessor if so required pursuant to the provisions contained in clause 2.3 of this Lease on account of the cost of taking out such insurance cover.

4.10 Period of Notice within which to Remedy Default

The parties hereto agree that in the case of a breach of any covenants or conditions in this Lease other than in the case of a breach of the covenant to make payment of the rental reserved on or before the dates appointed for the making of such payments then the Notice to the Lessee to be given pursuant to Section 10 of the Landlord and Tenant Act 1936 as amended shall provide that the period of FOURTEEN (14) days is the time within which the Lessee is to remedy or to make reasonable compensation in money to the satisfaction of the a Lessor in respect thereof and furthermore the costs of the Lessor incurred in relation to such default and the giving of such notice pursuant to Section 10 may be included as a matter for compensation pursuant to the provisions of Section 10 aforesaid and such costs may include those incurred by the Lessor to the Lessor's solicitors as allowed pursuant to the Supreme Court Rules Second Schedule of Costs or such other scale of costs as shall be applicable from time to time.

4.11 Money Payable Pursuant to this Lease Recoverable as Rent Arrears

The parties hereto acknowledge that in the event of any money which pursuant to the terms of this Lease is to be paid by the Lessee to the Lessor on account of rental, rates and taxes, legal fees, costs and disbursements or on account of attending to covenants on the part of the Lessee herein imposed and which the Lessee fails to discharge, the same shall be payable and recoverable in the same manner as the rental reserved pursuant to the terms of this Lease and shall accrue interest at the rate provided for pursuant to clause 2.21 of this Lease in the event that the same shall remain due and unpaid seven clear days after the same falls due and payable by the Lessee pursuant to the terms of this Lease or is due and unpaid seven clear days after the same is demanded by the Lessor to be paid by the Lessee.

4.12 Option to Renew

The parties hereto agree that the Lessee shall be entitled to renew the term of this lease for the further term or terms as specified in the SEVENTH SCHEDULE hereto PROVIDED HOWEVER that in respect of each such term the Lessee shall exercise the right to each renewal term by serving written request or such intention to renew upon the Lessor not less than six (6) nor more than twelve (12) calendar months before the expiration of the then term of this lease and provided that there shall not at the time of such request be any existing breach or non-observance of any of the covenants and conditions herein contained on the Lessee's part to be observed and performed of which the Lessee has been given notice and reasonable opportunity to remedy whereupon the Lessor will at the expense of the Lessee grant to the Lessee the relevant renewal period on the same terms and conditions as herein contained save for the exclusion of this clause only insofar as rights to renew preceding this option are concerned and in respect of the rental to be reserved at the commencement of the renewal term which shall be agreed, ascertained or determined in the manner specified in the ELEVENTH SCHEDULE hereto.

4.13 Rental Review

(a) Wherever in this lease review of rental is to be undertaken in accordance with "Consumer Price Index Movement" the measure of such review shall mean review of the rental reserved by reference to the movement in the Index Numbers of the All Groups Index of the Consumer Price Index published for Adelaide by the Australian Bureau of Statistics measured in accordance with the following formula:-

$$\frac{B \times C1}{P1} = A$$

where:
B Is the reserved rental to be reviewed;
C1 Is the current aforesaid index number published for the quarter last ending prior to the Review Date;
P1 Is the previous aforesaid index number published for the quarter last ending prior to the last Review Date; and,
A Is the reviewed rental payable as from the Review Date

PROVIDED ALWAYS that if at any time the Australian Bureau of Statistics or some other Commonwealth Authority shall cease to publish the said All Groups Index for Adelaide of the Consumer Price Index or shall materially change the basis of the calculation of such Index then the reserved rental shall cease to be reviewed in the manner herinbefore provided and shall thereafter be reviewed and varied in accordance with such new provisions as shall be agreed upon in writing between the parties as providing a fair method of assessing escalation of the reserved rental and in default of such agreement the rental shall be reviewed upon each Review Date in such amount as is equivalent to the Current Market Rent plus five (5) per centum of the reserved rental which is at the time the subject of review;

(b) wherever pursuant to this lease review of the reserved rental is to be in accordance with Current Market Rent such review shall be deemed to mean and be ascertained as follows:-

(i) prior to or upon the occurrence of a Review Date the Lessor will give to the Lessee written notice specifying the rental claimed by the Lessor to be the Current Market Rent to be reserved from the Review Date, PROVIDED ALWAYS that in the event that the Demised Premises consist of a retail shop as defined pursuant to the provisions of the Retail & Commercial Leases Act, 1995, Section 3 and furthermore, the provisions of Section 36 of the said Act are applicable by virtue that the review is to take place upon a renewal of this lease, then the Lessor's written notification of the Current Market Rent required to be reserved shall be served within twenty one (21) days of receiving from the Lessee the notice specified pursuant to Section 36 (1) (b) of the said Act;

(ii) if the Lessee agrees within the Current Market Rent so notified by the Lessor, or if the Lessee fails to object thereto in writing within twenty one (21) days (and if which regard time shall be deemed to be of the essence) of the service of the Lessor's notice then the rental notified by the Lessor shall be the rental reserved to be paid as from the Review Date;

(iii) the Lessee may within the period of twenty one (21) days referred to in sub-clause 4.13 (b) (I) hereof object to the rental specified in the Lessor's notice, and furthermore, may in such notice of objection state what the Lessee considers to be the Current Market Rent for the Demised Premises;

(iv) failing the agreement of the Lessor and the Lessee upon the Current Market Rent for the Demised Premises the rental to be reserved as from the Review Date shall be determined by a Certified Practising Valuer;

(v) the Certified Practising Valuer shall be appointed by the mutual agreement of the parties, or failing agreement, by either party requesting the President or Acting President at the time being of the Australian Property Council (South Australian Division) to nominate a valuer for this purpose;

(vi) the Certified Practising Valuer so appointed or nominated shall determine the Current Market Rent of the Demised Premises and in doing so shall act as an expert and not as an arbitrator and accordingly the provisions of the Commercial Arbitration Act, 1986 shall not apply;

(vii) the determination of the Certified Practising Valuer shall be final and binding on the parties;

(viii) in determining the Current Market Rent the Certified Practising Valuer may in his or her discretion hear the parties or receive written submissions from them PROVIDED ALWAYS equal audience or opportunity shall be afforded to both parties in this regard;

(ix) in determining the Current Market Rent a Certified Practising Valuer shall have regard (without limiting the scope of the enquiry) to the rentals payable for comparable premises in the same or similar areas; the Lessee's permitted trader use upon the Demised Premises on the basis that the same are being put to their optimum possible use therein; to such other lawful use pursuant to the Development Act, 1993 as the Demised Premises can be put to unless the Demised Premises consist of a retail shop as defined pursuant to the provisions of the Retail & Commercial Leases Act, 1995, Section 3; and, any rates and taxes, operating expenses and other outgoings of the said Land and the Demised Premises that may be payable by the Lessor;

(x) a Certified Practising Valuer shall assume that the Demised Premises are available to let by a willing landlord to a willing tenant, as a whole, without payment of a premium, granting of a rent free period or the offering of any other incentive by the Lessor, and subject to the provisions of this lease;

(xi) a Certified Practising Valuer shall not take into account for the purpose of determining the Current Market Rent any increase in rental or capital value of the Demised Premises attributable to the existence at the relevant Review Date of any improvements to the Demised Premises carried out by the Lessee provided that such improvements have not been carried out in breach of the terms of this lease;

(xii) a Certified Practising Valuer shall not have regard to any goodwill attached to the Demised Premises by reason of the conduct upon the Demised Premises of the Permitted Use by the Lessee or any previous occupier thereof:

(xiii) in the event that the Demised Premises do not consist of a retail shop as defined pursuant to the provisions of the Retail & Commercial Leases Act, 1995, Section 3 the rental to be reserved to be paid as from the Review Date shall not be reserved in an amount less than that amount reserved to be

paid prior to the Review Date notwithstanding that the determination of the Current Market Rent may be in an amount less than that reserved to be paid prior to the Review Date; and,

(xiv) all costs associated with the appointment or nomination of a Certified Practising Valuer and the valuation fees and disbursements charged by such a Certified Practising Valuer so appointed shall be shared equally by the Lessor and the Lessee except where:-

(a) the Demised Premises do not consist of a retail shop as defined pursuant to the provisions of the Retail & Commercial Leases Act, 1995, Section 3 in which case if the determination of the Certified Practising Valuer shall be in an amount exceeding the rental first notified by the Lessor pursuant to the provisions of sub-clause 4.13 (1)(b) hereeof; or,

(b) the provisions of Section 36(c) of the Retail & Commercial Leases Act, 1995 are applicable and the Lessee does not exercise the right to renew this lease then in either case the whole of such valuation fees and disbursements shall be paid by the Lessee.

4.14 Review of Rental Can Take Place Retrospectively

Review of rental during the term shall take place irrespective that the date for such review may have passed. In the event that the date appointed for the review of rental may have passed the reviewed rental shall be deemed to have become due and payable as from the date that the same was due to be reviewed and any deficit in the reviewed rental so payable shall be payable by the Lessee to the Lessor forthwith upon the same being determined and notified to the Lessee.

4.15 Qualifications of Independent Valuer

Wherever in this Lease the parties are to appoint a valuer for the purpose of assessing rental or alternatively the President or Acting President for the time being of the Australian Property Council is to be requested to appoint a valuer only a valuer who is a member of the Australian Property Council shall be appointed.

SPECIAL CONDITIONS, AGREEMENTS ETC.

5. The parties do hereby covenant and agree with each other that the special conditions, warranties, agreement, undertakings and acknowledgements as set forth in this clause 5 and also as set forth in the NINTH SCHEDULE hereto shall be applicable to this Lease.

5.1 Appointment of Managing Agent

The Lessee does hereby acknowledge that the Lessor shall from time to time be entitled to appoint a managing agent to manage the premises and if the case shall so require the building upon the land and any manager so appointed shall represent the Lessor in all matters relating to this Lease except insofar as the Lessor shall otherwise in writing direct and provided always that any communication from the Lessor to the Lessee shall to the extent of any inconsistency supersede and prevail over any communication from the managing agent.

5.2 Managing Agent Can Make, Amend Rules of Building Etc.

The Lessee does hereby acknowledge that the Lessor or the Lessor's managing agent shall from time to time be entitled to make, declare, amend, alter, repeal, replace and substitute rules and regulations for the better management of the building PROVIDED ALWAYS that no such rules and regulations nor any amendment, alteration, change or repeal of such rules and regulations shall detract from or be inconsistent with any rights or obligations conferred pursuant to the covenants, terms, conditions and agreements set forth in this Lease.

5.3 To Keep Gardens and Other Appurtenances

That the Lessee will keep all and any gardens, yards, lanes, ways, colonnades, car parks and rights of way belonging appurtenant or adjacent to the premises free of weeds and clean and from debris, refuse, rubbish or accumulation of every description and will not deposit or cause, permit or suffer to be deposited any debris, refuse or rubbish of any kind in or on any such grounds, yards, lanes, ways, colonnades, car parks or rights of way or in or on any public road or footway abutting upon or adjacent to the premises AND AT ALL TIMES will cause debris, refuse, rubbish and garbage to be stored and kept in proper receptacles and to be removed from the premises regularly and at the cost of the Lessee.

5.4 Guarantee Clause

In the event of this grant of lease being to a proprietary limited company such grant shall be subject to the Lessee procuring from its directors named in the TENTH SCHEDULE hereto covenants of guarantee and agreements of indemnification in favour of the Lessor in support of the Lessee's performance observance and discharge of the lease covenants herein contained on the part of the Lessee to be performed discharged and performed. All costs associated with the preparation and stamping of such deed of guarantee shall be borne by the Lessee.

5.5 Air Conditioning

Air conditioning units supplied and installed at the Tenant's costs or Lessor's costs (or partly by either) shall be the responsibility of the tenant for maintenance and the electricity consumed and shall be kept in good and tenantable repair and condition by the tenant during the full term of the Agreement and any extension thereof.

FIRST SCHEDULE - The Land
Whole of the land comprised in Certificate of Title Registered Book Volume 5002 Folio 183 being known as Suite 5, 13 – 15 King William Road, Unley.

SECOND SCHEDULE - The Lessee
Seed Genetics International Pty Ltd
A.B.N. 44 061 114 814
138 Greenhill Road
UNLEY SA 5061

THIRD SCHEDULE - The Lessor
United Investments Pty Ltd
A.B.N. 13 001 361 342
C/- Dolso Constructions Pty Ltd
53 – 55 Anzac Street
GREENACRE NSW 2190

FOURTH SCHEDULE - Permitted Use and Restrictions on Use
Office Accommodation

FIFTH SCHEDULE - Lessee's Proportion of Outgoings
The Lessee is to be responsible for 100% Council Rates as assessed by the Council, SA Water, Emergency Services Levy, Strata Fees and Administration charges as defined in Clause 2.3 of this Agreement for the Land as described in the First Schedule of the said lease.

SIXTH SCHEDULE - Interest Payable on Arrears
Twenty Per Cent (20%) per annum

SEVENTH SCHEDULE - Term of Lease and Renewal Term(s)
For a term of FIVE (5) YEARS commencing on the 1st March 2013 and expiring at midnight on the 28th February 2018 together with one Right of Renewal for a further three years thereafter.

EIGHTH SCHEDULE - Rental and Method of Rental Review for initial term of lease
FIFTY ONE THOUSAND DOLLARS ($51,000-00) plus GST per annum payable in equal calendar monthly instalments of FOUR THOUSAND TWO HUNDRED AND FIFTY DOLLARS ($4,250-00) plus GST due and payable on the first day of each month, always in advance.

Rent is to be reviewed annually as from the commencement date in line with Consumer Price Index (Adelaide Index).

NINTH SCHEDULE - Special Covenants, Agreement Etc.

1. The Lessee undertakes to apply for Council approval as appropriate for the permitted use (if necessary).
2. The Lessor has agreed to grant to the Lessee a rent free period of one calendar month as from the commencement of this Lease Agreement. This does not include car parking rental or outgoings.
3. The Lessor acknowledges and agrees that the Lessee will be allocated seven (7) car parking spaces to be used at the above mentioned premises at a cost of $406-30 plus GST per calendar month, payable with the rental, and this figure will be annually reviewed to CPI (Adelaide Index).

4. The Lessor covenants and agrees with the lessee that if the lessor desires to dispose of its estate in fee simple in the land at any time during the term the lessee shall have the right to purchase the land subject to the following terms and conditions:

4.1 **Open Market**
the Lessor shall first offer the land for sale on the open market;

4.2 **Lessor's Offer**
if the Lessor receives an offer to purchase the land that is acceptable to the Lessor then the Lessor shall give written notice to the Lessee of the terms of such offer ("**Offer**") and that notice shall constitute an offer by the Lessor to sell the land to the Lessee on the same terms and conditions as the Offer ("**Lessor's Offer Notice**");

4.3 **Contract**
if the Lessee within fourteen (14) days of receipt of the Lessor's Offer Notice or such further period as the parties may agree in writing serves on the Lessor a notice of acceptance of the Lessor's Offer ("**Lessee's Acceptance Notice**") there shall be deemed to be a binding contract for the sale by the Lessor and the purchase by the Lessee of the Lessor's interest in the land for the consideration stated in the Lessor's Offer Notice ("**Purchase Price**") and subject to the following terms and conditions:

4.3.1 settlement shall take place not more than thirty (30) days from the date of service of the Lessee's Acceptance Notice or such longer period as the parties may agree in writing;

4.3.2 all rents rates taxes insurances and other outgoings shall be adjusted to the date of settlement;

4.3.3 the Lessee shall deliver to the Lessor a Memorandum of Transfer in registrable form and the Lessor shall execute such Memorandum of Transfer and deliver the same to the Lessee at settlement and on payment of the purchase price in full;

4.3.4 settlement shall take place at the Lands Titles Office at Adelaide in the State of South Australia 5000 or at such other place as may be mutually agreed in writing between the Lessor and the Lessee;

4.4 **Failure to Accept**
if the Lessee refuses neglects or otherwise fails to accept the Lessors' Offer within fourteen (14) days from the date of service of the Lessor's Offer Notice then the Lessor may at any time sell or agree to sell the land to the third party from whom the Lessor received the offer referred to in clause 4.2 on terms not more favourable to the third party and at a price not less than the Purchase Price specified in the Lessor's Offer Notice and subject to the terms and conditions of this Lease and on such sale the provisions of this clause 4 shall cease to apply; and

4.5 **No Reoffer**
if the Lessor fails to sell the land to the third party from whom the Lessor received the offer referred to in clause 4.2 then the Lessor shall not be obliged to reoffer the land to the Lessee pursuant to the provisions of this clause.

5. All loose furniture, cabling, phone and alarm equipment located on the premises as at the commencement date of the term of this lease shall become the absolute property of the Lessee upon execution of this Lease.
6. The Lessor shall, at the Lessor's cost on or before the commencement date of the term of this Lease, undertake the following works to the premises:
   1. Remove partitions and make good as per attached plan.
   2. Paint walls throughout in neutral colour.
   3. Replace floor coverings with new carpet tiles as per Lessor's base building standards.

TENTH SCHEDULE - Guarantee Clause
An unconditional Bank Guarantee equivalent to three calendar months' rental being an amount of $14,025-00 shall be required. The Bank Guarantee must state the Lessor as the Principal and the said property as the interest.

The Bank Guarantee is not to have an expiry date prior to the option period termination date being 1st March 2021.

ELEVENTH SCHEDULE - Rental Review at Right of Renewal
Rental to be reviewed at right of renewal in line with prevailing market conditions.

CONTENTS


BALCONY
4.8 x 3.4
4.8 x 3.7
5.8 x 4.3
4.7 x 3.0
5.3 x 4.6
5.3 x 3.6
3.9 x 3.0
2.8 x 1.1
5.3 x 3.5
3.9 x 3.2
6.0 x 4.5
ENTRY
BALCONY ABOVE
up
1.9x1.5

UNLEY, 5/13 King William Street

Walls to be removed with makegood to walls remaining where required.